UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CORMEDIX INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5894890
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

86 Summit Avenue, Suite 301, Summit, NJ	07901-3647
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of two shares of Common Stock and a Warrant	NYSE Amex LLC
Common Stock, $0.001 par value per share	NYSE Amex LLC
Warrants included in the Units	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-163380

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Units, Common Stock and Warrants of CorMedix Inc. (the “Company”) set forth under the caption “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-163380), originally filed with the Securities and Exchange Commission on November 25, 2009, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation. (1)

3.2	By-laws. (1)

3.3	Form of Amended and Restated Certificate of Incorporation, to be effective upon the completion of the offering. (2)

3.4	Form of Amended and Restated By-laws, to be effective upon the completion of the offering. (2)

3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation. (3)

4.1	Specimen common stock certificate. (3)

4.2	Specimen Unit certificate. (3)

4.3	Specimen warrant certificate. (3)

4.4	Form of warrant agreement. (3)

(1)	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of CorMedix Inc. filed by CorMedix Inc. on November 25, 2009 (File No. 333-163380).

(2)
Incorporated by reference to the identically numbered exhibit to Amendment No. 3 to the Registration Statement on Form S-1 of CorMedix Inc. filed by CorMedix Inc. on March 1, 2010 (File No. 333-163380).

(3)
Incorporated by reference to the identically numbered exhibit to Amendment No. 4 to the Registration Statement on Form S-1 of CorMedix Inc. filed by CorMedix Inc. on March 19, 2010 (File No. 333-163380).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 19, 2010	CORMEDIX INC.

	By:	/s/ John C. Houghton
	Name:	John C. Houghton
	Title:	President and Chief Executive Officer